August 2011 Preliminary Terms No. 912 Registration Statement No. 333-156423 Dated August 2, 2011 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in International Equities and Commodities
PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Exchange-Traded Fund due August        , 2013
Performance Leveraged Upside SecuritiesSM
PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies.  These investments allow investors to capture enhanced returns relative to the asset’s actual positive performance.  The leverage typically applies only for a certain range of price performance.  In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return and are exposed to the risk of loss of some or all of their investment.  At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the principal amount based upon the closing value of the underlying asset on the valuation date.  There is no minimum payment at maturity and, accordingly, you could lose your entire investment in the PLUS.  The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity date:	August , 2013
Original issue price:	$10 per PLUS
Stated principal amount:	$10 per PLUS
Pricing date:	August , 2011
Original issue date:	August , 2011 (3 business days after the pricing date)
Aggregate principal amount:	$
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Shares of the WisdomTree India Earnings Fund (the “EPI Shares”)	EPI	20%
	Shares of the iShares® MSCI South Korea Index Fund (the “EWY Shares”)	EWY	20%
	Shares of the iShares® MSCI Malaysia Index Fund (the “EWM Shares”)	EWM	20%
	Shares of the iShares® MSCI Mexico Investable Market Index Fund (the “EWW Shares”)	EWW	20%
	Shares of the iShares® Silver Trust (the “SLV Shares”)	SLV	20%

The EPI Shares, the EWY Shares, the EWM Shares, the EWW Shares and the SLV Shares are each referred to as a basket component and together as the basket components.  The EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares are also referred to as the equity ETF Shares.

Payment at maturity (per PLUS):	▪ If the final basket value is greater than the initial basket value: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.

▪  If the final basket value is less than or equal to the initial basket value:
$10 x the basket performance factor
This amount will be less than or equal to the stated principal amount of $10 and could be zero.

Leverage factor:	150%
Leveraged upside payment:	$10 x leverage factor x basket percent increase
Maximum payment at maturity:	$12.50 to $12.90 per PLUS (125% to 129% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Valuation date:	August , 2013, subject to adjustment for non-trading days and certain market disruption events.
Closing value:	For each basket component, the closing price of one share of such basket component times the relevant adjustment factor for such basket component.
Adjustment factor:	For each basket component, 1.0, subject to adjustment for certain events affecting such basket component.
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component value of each of the basket components on the pricing date, as set forth under “Basket – Initial basket component value” above, and the multiplier for such basket component on such date.

Final basket value:	The basket closing value on the valuation date.
Basket closing value:	The basket closing value on any day is the sum of the products of the closing value of each of the basket components and the multiplier for such basket component, in each case, on such day.
Multiplier:
The multiplier for each basket component will be set on the pricing date based on such basket component’s respective initial basket component value so that each basket component is reflected in the predetermined initial basket value in accordance with its basket component weighting.  The multipliers will remain constant for the term of the PLUS. See “Basket – Multiplier” above.

Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	61760E259
ISIN:	US61760E2596
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per PLUS	$10	$0.225	$9.775
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.225 for each PLUS they sell.  See “Supplemental information concerning plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for PLUS.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement for PLUS dated December 22, 2009             Prospectus dated December 23, 2008

The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Investment Overview

Performance Leveraged Upside Securities

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One Commodity Exchange-Traded Fund due August        , 2013 (the “PLUS”) can be used:
▪	As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket.
▪	To achieve similar levels of exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor
▪	To provide exposure to price movements in international equity markets and commodities in a single investment

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 2 years

Leverage factor:	150%

Maximum payment at maturity:	$12.50 to $12.90 per PLUS (125% to 129% of the stated principal amount)

Interest:	None

Basket Overview

The basket consists of the EPI Shares, the EWY Shares, the EWM Shares, the EWW Shares and the SLV Shares.  The basket offers exposure to price movements in international equity markets and commodities.  All basket components are weighted equally in the basket.  For more information on the individual basket components, see “Information About the Basket Components” on page 18 of these preliminary terms.

Basket Component Information as of July 29, 2011
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
The EPI Shares	EPI	$23.34	$23.28	$28.69 (on 11/5/2010)	$21.94 (on 2/10/2011)
The EWY Shares	EWY	$65.68	$49.00	$69.64 (on 5/2/2011)	$47.34 (on 8/26/2010)
The EWM Shares	EWM	$15.07	$12.11	$15.46 (on 7/7/2011)	$12.06 (on 8/11/2010)
The EWW Shares	EWW	$61.81	$50.92	$64.31 (on 4/29/2011)	$47.70 (on 8/26/2010)
The SLV Shares	SLV	$35.85	$17.24	$47.26 (on 4/28/2011)	$17.24 (on 7/29/2010)

Historical Daily Performance of the Basket February 22, 2008* to July 29, 2011

*Inception date of the WisdomTree India Earnings Fund

The graph is calculated to show the performance of the basket during the period from February 22, 2008 through July 29, 2011, assuming the basket components are weighted as set out above and that the basket component weightings and multipliers have been set on February 22, 2008 such that the initial basket value was 100, and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not take into account the leverage factor, nor does it attempt to show your expected return on an investment in the PLUS.  The historical values of the basket should not be taken as an indication of its future performance.
August 2011	Page 2

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

The PLUS offer 150% leveraged upside on the positive performance of the basket, subject to a maximum payment at maturity of $12.50 to $12.90 per PLUS (125% to 129% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

Investors can use the PLUS to gain 150% exposure to any appreciation of the basket up to the maximum payment at maturity, while maintaining similar risk as a direct investment in the basket.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket within a certain range of price performance.
Best Case Scenario
The basket increases in value and, at maturity, the PLUS redeem for a maximum payment at maturity of $12.50 to $12.90 per PLUS (125% to 129% of the stated principal amount).  The actual maximum payment at maturity will be determined on the pricing date.

Worst Case Scenario
The basket declines in value and, at maturity, the PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease in the value of the basket from the initial basket value.  (Example: The basket value decreases by 20% and the PLUS redeem for $8.00 per PLUS.)  There is no minimum payment at maturity on the PLUS.

Summary of Selected Key Risks (see page 12)

▪	PLUS do not pay interest or guarantee the return of any principal.

▪	Appreciation potential is limited.

▪	Market price of the PLUS may be influenced by many unpredictable factors.

▪	The PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the PLUS.

▪	Changes in the value of one or more of the basket components may offset the value of the other basket components.

▪	Investing in the PLUS is not equivalent to investing in the basket components.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪
Adjustments to any of the basket components or to the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index or the MSCI Mexico Investable Market Index could adversely affect the value of the PLUS.

▪
The EPI Shares, the EWY Shares, the EWM Shares or the EWW Shares and the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index or the MSCI Mexico Investable Market Index are different.

▪	The SLV Shares and silver are different.

▪	There are risks associated with investments in securities linked to the value of emerging markets equity securities.

▪	The prices of the EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares are subject to currency exchange risk.

▪	Silver prices are volatile and are affected by numerous factors.

▪	There are risks relating to trading of commodities on the London Bullion Market Association.

▪	The adjustments to the adjustment factor the calculation agent is required to make do not cover every event that can affect the basket components.

▪	The PLUS will not be listed on any securities exchange and secondary trading may be limited.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the PLUS.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the PLUS.

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain.

August 2011	Page 3

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement for PLUS and the accompanying prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each stated principal amount of PLUS that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket closing value on the valuation date.  There is no minimum payment at maturity and, accordingly, you could lose your entire investment in the PLUS. The PLUS are issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the PLUS are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
August , 2011	August , 2011 (3 business days after the pricing date)	August , 2013, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley
Original issue price:	$10 per PLUS
Stated principal amount:	$10 per PLUS
Denominations:	$10 and integral multiples thereof
Interest:	None
Aggregate principal amount:	$
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Shares of the WisdomTree India Earnings Fund (the “EPI Shares”)	EPI	20%
	Shares of the iShares® MSCI South Korea Index Fund (the “EWY Shares”)	EWY	20%
	Shares of the iShares® MSCI Malaysia Index Fund (the “EWM Shares”)	EWM	20%
	Shares of the iShares® MSCI Mexico Investable Market Index Fund (the “EWW Shares”)	EWW	20%
	Shares of the iShares® Silver Trust (the “SLV Shares”)	SLV	20%

The EPI Shares, the EWY Shares, the EWM Shares, the EWW Shares and the SLV Shares are each referred to as a basket component and together as the basket components.  The EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares are also referred to as the equity ETF Shares.

Payment at maturity (per PLUS):	▪ If the final basket value is greater than the initial basket value: $10 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.

▪  If the final basket value is less than or equal to the initial basket value
$10 x the basket performance factor
This amount will be less than or equal to the stated principal amount of $10 and could be zero.

Leverage factor:	150%
Leveraged upside payment:	$10 x leverage factor x basket percent increase
Maximum payment at maturity:	$12.50 to $12.90 per PLUS (125% to 129% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Valuation date:	August , 2013, subject to adjustment for non-trading days and certain market disruption events.
Closing value:	For each basket component, the closing price of one share of such basket component times the relevant adjustment factor for such basket component.
Adjustment factor:	For each basket component, 1.0, subject to adjustment for certain events affecting such basket component.
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component value of each of the basket components on the pricing date, as set forth under “Basket – Initial basket component value” above, and the multiplier for such basket component on such date.

Final basket value:	The basket closing value on the valuation date.
Multiplier:
The multiplier for each basket component will be set on the pricing date based on such basket component’s respective initial basket component value so that each basket component is reflected in the predetermined initial basket value in accordance with its basket component weighting.  The multipliers will remain constant for the term of the PLUS. See “Basket – Multiplier” above.

Risk factors:	Please see “Risk Factors” beginning on page 12.

August 2011	Page 4

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Basket closing value:	The basket closing value on any day is the sum of the products of the closing value of each of the basket components and the multiplier for such basket component, in each case, on such day.
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Postponement of maturity date:
If the valuation date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following the valuation date as postponed.

Market disruption event for the SLV Shares:
With respect to the SLV Shares only, the following replaces in its entirety the section entitled "Description of PLUS—General Terms of PLUS—Some Definitions—market disruption event" in the accompanying prospectus supplement for PLUS.  With respect to the equity ETF shares, market disruption event is as defined in the accompanying prospectus supplement for PLUS.
“market disruption event” means:

(i)   the occurrence or existence of a suspension, absence or material limitation of trading of the SLV Shares on the primary market for the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the SLV Shares as a result of which the reported trading prices for the SLV Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the SLV Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; or

(ii)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(iii)   a determination by the Calculation Agent in its sole discretion that any event described in clauses (i) or (ii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

For the purpose of determining whether a market disruption event in respect of the SLV Shares has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the SLV Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the SLV Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the SLV Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the SLV Shares; alteration of method of calculation:
With respect to the SLV Shares only, the following replaces in its entirety the section entitled "Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation" in the accompanying prospectus supplement for PLUS.  With respect to the equity ETF shares, the section entitled "Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation" in the accompanying prospectus supplement for PLUS applies.

Discontinuance of the SLV Shares; Alteration of Method of Calculation

If the iShares Silver Trust is liquidated or otherwise terminated (a “silver liquidation event”), the share closing price of the SLV Shares on the valuation date or the date of acceleration will be determined by the Calculation Agent and will be deemed to equal the product of (i) the silver price (as defined below) on such date times (ii) a fraction, the numerator of which is the share closing price of the SLV Shares and the denominator of which is the silver price, each determined as of the last day prior to the occurrence of the silver liquidation event on which both the share closing price of the SLV Shares and the silver price were available.

“Silver price” on any date means the official fixing price per troy ounce of silver for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. cents, as calculated by the London Silver Market on such

August 2011	Page 5

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

date.

After the occurrence of a silver liquidation event, with respect to the SLV Shares only, the following replaces in its entirety the section entitled "Description of PLUS—General Terms of PLUS—Some Definitions—market disruption event" in the accompanying prospectus supplement for PLUS.

“market disruption event” means any of a price source disruption (as defined below), disappearance of reference price (as defined below), trading disruption (as defined below) or tax disruption (as defined below), in each case, as determined by the Calculation Agent in its sole discretion.

“price source disruption” means the temporary or permanent failure of the LBMA to announce or publish the silver price.

“disappearance of commodity reference price” means either (i) the failure of trading to commence, or the permanent discontinuance of trading, in silver or futures contracts related to silver on the LBMA or (ii) the disappearance of, or of trading in, silver.

“trading disruption” means the material suspension of, or the material limitation imposed on, trading in silver or futures contracts related to silver on the LBMA.

“tax disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, silver (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the pricing date, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be the valuation date from what it would have been without that imposition, change or removal.

After the occurrence of a silver liquidation event, with respect to the SLV Shares only, the following replaces in its entirety the section entitled "Description of PLUS—General Terms of PLUS—Some Definitions—trading day" in the accompanying prospectus supplement for PLUS.

“trading day” means a day, as determined by the Calculation Agent, that is a day on which the LBMA is open for trading during its regular trading session, notwithstanding the LBMA closing prior to its scheduled closing time.

After the occurrence a silver liquidation event, with respect to the SLV Shares only, the following replaces in its entirety the section entitled "Postponement of Valuation Date(s)" in the accompanying prospectus supplement for PLUS.

If the scheduled valuation date is not a trading day or if a market disruption event occurs on such date, the silver price for such date will be the silver price on the next trading day on which no market disruption event occurs; provided that if a market disruption event has occurred on each of the three consecutive trading days immediately succeeding the scheduled valuation date, the Calculation Agent will determine the silver price for such date on such third succeeding trading day by requesting the principal office of each of the three leading dealers in the LBMA, selected by the Calculation Agent, to provide a quotation for the silver price.  If such quotations are provided as requested, the silver price for such date shall be the arithmetic mean of such quotations.  If fewer than three quotations are provided as requested, the silver price for such date shall be determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.

General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP:	61760E259
ISIN:	US61760E2596
Minimum ticketing size:	100 PLUS
Bull market or bear market PLUS:	Bull Market PLUS
Tax considerations:
Although the issuer believes that, under current law, the PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the PLUS.

Assuming this treatment of the PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to settlement, other than pursuant to a sale or exchange.
▪
Upon sale, exchange or settlement of the PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the PLUS.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended, any

August 2011	Page 6

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

gain or loss recognized upon sale, exchange or settlement of a PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time.

Because the PLUS is linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the PLUS will be treated as a “constructive ownership transaction.”  If this treatment applies, it is not clear to what extent any long-term capital gain of the U.S. Holder in respect of the PLUS will be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  U.S. investors should read the section of the accompanying prospectus supplement for PLUS called “United States Federal Taxation – Tax Consequences to U.S. Holders – Tax Treatment of the PLUS – Possible Application of Section 1260 of the Code” for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the PLUS through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the basket components, in futures or options contracts on the basket components or any component stocks of the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index or the MSCI Mexico Investable Market Index listed on major securities markets, silver, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial basket component values of the basket components, and, accordingly, the values at which the basket components must close on the valuation date before you would receive, at maturity, a payment that is at least equal to or greater than the stated principal amount of the PLUS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Code Section 4975 for such persons, unless exemptive relief is available under an applicable statutory or

August 2011	Page 7

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the PLUS.

Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the PLUS if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the PLUS by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the PLUS through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.225 for each PLUS they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for PLUS.

August 2011	Page 8

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the PLUS.  We encourage you to read the accompanying prospectus supplement for PLUS and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

August 2011	Page 9

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS

Leverage factor:	150%

Hypothetical maximum payment at maturity:	$12.70 per PLUS (127% of the stated principal amount)

PLUS Payoff Diagram

How it works

▪
If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus 150% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. In the payoff diagram, the investor will realize the hypothetical maximum payment at maturity at a final basket value of 118% of the initial basket value.

▪	If the basket appreciates 4%, the investor would receive a 6% return, or $10.60 per PLUS.

▪	If the basket appreciates 20%, the investor would receive only the hypothetical maximum payment at maturityof $12.70 per PLUS, or 127% of the stated principal amount.

▪
If the final basket value is less than or equal to the initial basket value, the investor would receive an amount that is less than the $10 stated principal amount by an amount proportionate to the decline in the final basket value from the initial basket value.

▪	If the basket depreciates by 15%, the investor would lose 15% of its principal and receive only $8.50 per PLUS at maturity, or 85% of the stated principal amount.

August 2011	Page 10

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the final basket value on the valuation date, as determined as follows:

If the final basket value is greater than the initial basket value:

$10    +    leveraged upside payment

where,

leveraged upside payment	=	$10 x leverage factor x basket percent increase

leverage factor	=	150%

basket percent increase	=	final basket value − initial basket value
initial basket value

subject to a maximum payment at maturity for each PLUS of $12.50 to $12.90 (to be determined on the pricing date).

If the final basket value is less than or equal to the initial basket value:

$10    x    basket performance factor

Because in this case the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

August 2011	Page 11

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for PLUS and prospectus.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

▪
PLUS do not pay interest or guarantee the return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that we will not pay you interest on the PLUS or guarantee any return of principal at maturity.  Instead, you will receive at maturity for each $10 stated principal amount of PLUS that you hold an amount in cash based upon the value of the basket on the valuation date.  If the value of the basket has decreased over the term of the PLUS and the final basket value is less than or equal to the initial basket value, you will receive an amount in cash that is less than the $10 stated principal amount of each PLUS by an amount proportionate to the decrease in the value of the basket from its initial basket value.  See “How the PLUS Work” on page 10.

▪
Appreciation potential is limited. The appreciation potential of PLUS is limited by a maximum payment at maturity of $12.50 to $12.90, or 125% to 129% of the stated principal amount.  The actual maximum payment at maturity will be determined on the pricing date.  Although the leverage factor provides 150% exposure to any increase in the value of the basket on the valuation date, because the payment at maturity will be limited to 125% to 129% of the stated principal amount for the PLUS, any increase in the final basket value over the initial basket value by more than approximately 16.6667% to 19.3333% will not further increase the return on the PLUS.

▪
Market price of the PLUS may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

▪	the price of each of the basket components at any time and, in particular, on the valuation date,

▪	the volatility (frequency and magnitude of changes in price or value) of each of the basket components,

▪	interest and yield rates in the market,

▪
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components, stock markets generally or commodities markets generally and which may affect the closing values of the basket components on the valuation date,

▪	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the stocks underlying the EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares trade,

▪	trends of supply and demand for silver at any time, as well as the effects of speculation or any government activity that could affect the silver market,

▪	the time remaining until the PLUS mature,

▪
the occurrence of certain events affecting the EPI Shares, the EWY Shares, the EWM Shares, the EWW Shares and the SLV Shares that may or may not require an adjustment to the adjustment factor for the EPI Shares, the EWY Shares, the EWM Shares, the EWW Shares and the SLV Shares, respectively, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the stated principal amount of $10 per PLUS if the values of the basket components at the time of sale are at or below their initial values or if market interest rates rise.  You cannot predict the future performance of any of the basket components based on their historical performance.  If the final basket value is less than or equal to the initial basket value, you will receive at maturity an amount that is less than the $10 stated principal amount of each PLUS (and which could be significantly less or zero) by an amount proportionate to the decrease in the value of the basket from the initial basket value.  There can be no assurance that there will be any basket percent increase such that you will receive at maturity an amount that exceeds the stated principal amount of the PLUS, or any amount at all.

August 2011	Page 12

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

▪
The PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the PLUS.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the PLUS at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the PLUS prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the PLUS.

▪
Changes in the value of one or more of the basket components may offset the value of the others.  Movements in the values of the basket components may not correlate with each other.  At a time when the value of one basket component increases in value, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket percent increase or basket performance factor, as applicable, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of the other basket components.

▪
Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing in the basket components or the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index, the MSCI Mexico Investable Market Index (each, a “share underlying index”) or in silver.  As an investor in the PLUS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket components, component stocks that underlie the basket components or the indices tracked by the EPI Shares, the EWY Shares, the EWM Shares or the EWW Shares, or the silver held by the iShares Silver Trust.  In addition, you do not have the right to exchange your PLUS for any basket components at any time, and are subject to the credit risk of Morgan Stanley.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Adjustments to the EPI Shares, the EWY Shares, the EWM Shares or the EWW Shares or to the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index or the MSCI Mexico Investable Market Index could adversely affect the value of the PLUS.  The investment advisor for each of the EPI Shares, the EWY Shares, the EWM Shares or the EWW Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant underlying index. Pursuant to their investment strategy or otherwise, the applicable investment advisor can add, delete or substitute the components of such basket components.  Any of these actions could adversely affect the price of the applicable basket components and, consequently, the value of the PLUS.  In addition, the publisher of each share underlying index is responsible for calculating and maintaining the relevant share underlying index.  The applicable index publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes required by certain corporate events relating to the component stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the share underlying index.  The index publisher may also discontinue or suspend calculation or publication of any of the underlying indices at any time.  If this discontinuance or suspension occurs following the termination of the related basket components, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.  Any of these actions could adversely affect the values of any of the basket components and, consequently, the value of the PLUS.

August 2011	Page 13

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

▪
The EPI Shares, the EWY Shares, the EWM Shares or the EWW Shares and the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index or the MSCI Mexico Investable Market Index are different.  The performance of any of the EPI Shares, the EWY Shares, the EWM Shares or the EWW Shares may not exactly replicate the performance of the corresponding share underlying index because each of such basket components will reflect transaction costs and fees that are not included in the calculation of the corresponding indices tracked by such basket components.  It is also possible that one or more of such basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the corresponding share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such basket components, differences in trading hours between such basket components and the corresponding share underlying index or due to other circumstances.  Additionally, the investment adviser of any of such basket components may have authorization to invest up to a certain percentage of its assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the corresponding index tracked by such basket components.

▪
The SLV Shares and silver are different.  The performance of the underlying shares may not fully replicate the performance of the price of silver due to the fees and expenses charged by the iShares® Silver Trust  or by restrictions on access to silver or due to other circumstances.  The Trust does not generate any income and as the iShares® Silver Trust regularly sells silver to pay for its ongoing expenses, the amount of silver represented by each Share has gradually declined over time.  The iShares® Silver Trust sells silver to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of silver.  The sale of iShares® Silver Trust’s silver to pay expenses at a time of low silver prices could adversely affect the value of the underlying shares.  Additionally, there is a risk that part or all of the iShares® Silver Trust’s silver could be lost or damaged in circumstances in which the iShares Silver Trust is not in a position to recover the corresponding loss from the custodian of the silver it holds, when, for instance, the silver is lost or damaged due to nuclear accidents, terrorism, riot, action of God, insurrections, strikes or similar causes beyond the control of the custodian.

▪
There are risks associated with investments in securities, such as the PLUS, linked to the value of emerging markets equity securities.  The EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares track the performance of the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index and the MSCI Mexico Investable Market Index, respectively, which are linked to the value of emerging markets equity securities.  Investments in securities linked to the value of emerging markets equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities issued in emerging markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

August 2011	Page 14

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

▪
The prices of the EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares are subject to currency exchange rate risk. Because the prices of the EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares, four of the basket components, are related to the U.S. dollar value of stocks underlying the WisdomTree Indian Earnings Index, the MSCI South Korea Index, the MSCI Malaysia Index and the MSCI Mexico Investable Market Index, respectively, holders of the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities of the EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  Further, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country .  The net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares, the prices of the EPI Shares, the EWY Shares, the EWM Shares and the EWW Shares will be adversely affected and the payment at maturity on the PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

▪	existing and expected rates of inflation;

▪	existing and expected interest rate levels;

▪	the balance of payments; and

▪	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

▪
Silver prices are volatile and are affected by numerous factors.  The SLV Shares, one of the basket components,  attempt to mirror as closely as possible, before fees and expenses, the performance of the price of silver, and the value of the SLV Shares relate directly to the value of the silver held by the iShares Silver Trust.  Investments, such as the PLUS, linked to the prices of commodities, such as silver, are subject to sharp fluctuations in the prices of commodities over short periods of time for a variety of factors, including the principal factors set out below.  These factors may affect the price of silver, and therefore of the PLUS, in varying and potentially inconsistent ways.

Silver prices can fluctuate widely and may be affected by numerous factors.  These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru.  The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals.  In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities.  From time to time, above-ground inventories of silver may also influence the market.  The major end-uses for silver include industrial applications, jewelry, photography and silverware.  The price of silver may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.

▪
There are risks relating to trading of commodities on the London Bullion Market Association.  Silver is traded on the London Bullion Market Association, which we refer to as the LBMA.  The price of silver will be determined by reference to the fixing price reported by the LBMA.  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of silver

August 2011	Page 15

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

may be adversely affected.  The LBMA is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading.  For example, there are no daily price limits on the LBMA, which would otherwise restrict fluctuations in the prices of LBMA contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

▪
The adjustments to the adjustment factor the calculation agent is required to make do not cover every event that can affect the basket components.  MS & Co., as calculation agent, will adjust the respective adjustment factor for any basket component for certain events affecting such basket component such as stock splits and reverse stock splits.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect the basket component.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the PLUS may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the relevant adjustment factor may materially and adversely affect the market price of the PLUS.

▪
The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the PLUS.  One or more of our subsidiaries expect to carry out hedging activities related to the PLUS (and to other instruments linked to the basket components, component stocks of the share underlying indices or silver), including trading in the basket components or the stocks that constitute the share underlying indices, futures contracts on silver as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the basket components or the stocks that constitute the share underlying indices, futures contracts on silver and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components and, therefore, increase the values at which the basket components must close on the valuation date before an investor would receive a payment at maturity that is at least equal to or greater than the stated principal amount of the PLUS.  Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the PLUS.  As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket value, whether any changes to any of the adjustment factors are required, the basket percent increase or the basket performance factor, as applicable, and will calculate the amount of cash you will receive at maturity, if any.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a discontinuance of the relevant basket component, may adversely affect the payout to you at maturity.

August 2011	Page 16

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

▪
The U.S. federal income tax consequences of an investment in the PLUS are uncertain. Please read the discussion under “Fact Sheet ― General Information ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for PLUS (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the PLUS.  As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder might be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  In addition, if the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue interest income as original issue discount on the PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the PLUS as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, as discussed above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

August 2011	Page 17

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Information About the Basket Components

The WisdomTree India Earnings Fund.  The WisdomTree India Earnings Fund is an exchange-traded fund that seeks investment results that correspond closely to the price and yield performance, before fees and expenses, of the WisdomTree India Earnings Index.  The WisdomTree India Earnings Fund is managed by WisdomTree Trust (“WTT”), a registered investment company that consists of numerous separate investment portfolios, including the WisdomTree India Earnings Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-132380 and 811-21864, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI South Korea Index Fund.  The iShares® MSCI South Korea Index Fund is an exchange-traded fund managed by iShares that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI South Korea Index.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI South Korea Index Fund. It is possible that iShares® MSCI South Korea Index Fund may not fully replicate the performance of the MSCI South Korea Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the iShares® MSCI South Korea Index Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI Malaysia Index Fund.  The iShares® MSCI Malaysia Index Fund is an exchange-traded fund managed by iShares that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Malaysia Index.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Malaysia Index Fund. It is possible that iShares® MSCI Malaysia Index Fund may not fully replicate the performance of the MSCI Malaysia Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the iShares® MSCI Malaysia Index Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI Mexico Investable Market Index Fund.  The iShares® MSCI Mexico Investable Market Index Fund is an exchange-traded fund managed by iShares that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Mexico Investable Market Index.  iShares consists of numerous separate investment portfolios, including the iShares® MSCI Mexico Investable Market Index Fund. It is possible that iShares® MSCI Mexico Investable Market Index Fund may not fully replicate the performance of the MSCI Mexico Investable Market Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the iShares® MSCI Mexico Investable Market Index Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® Silver Trust.  The iShares Silver Trust is an investment trust formed on April 21, 2006 and sponsored by BlackRock Asset Management International Inc., a subsidiary of BlackRock, Inc. The Bank of New York Mellon is the trustee and JPMorgan Chase Bank N.A., London branch is the custodian of the iShares Silver Trust.  The iShares Silver Trust is designed to provide investors with a means to invest in silver and seeks to mirror as closely as possible the

August 2011	Page 18

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

price of silver bullion, before fees and expenses. The iShares Silver Trust holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the iShares Silver Trust are listed for trading on the NYSE Arca. Trading prices of the iShares Silver Trust is reported by Bloomberg under the ticker symbol “SLV.” Information provided to or filed with the SEC by the iShares Silver Trust pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended can be located by reference to SEC file numbers 333-156506 and 001-32863, respectively, through the SEC’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

These preliminary terms relate only to the PLUS offered hereby and do not relate to the basket components.  We have derived all disclosures contained in these preliminary terms regarding WTT, iShares, iShares Silver Trust from the publicly available documents described in the preceding paragraphs under the headings “The WisdomTree India Earnings Fund,” “The iShares® MSCI South Korea Index Fund” “The iShares® MSCI Malaysia Index Fund,” “The iShares® MSCI Mexico Investable Market Index Fund” and “The iShares® Silver Trust.”  In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to WTT, iShares, iShares Silver Trust or any of the basket components.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding WTT, iShares, iShares Silver Trust or any of the basket components is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs under the headings “The WisdomTree India Earnings Fund,” “The iShares® MSCI South Korea Index Fund” “The iShares® MSCI Malaysia Index Fund,” “The iShares® MSCI Mexico Investable Market Index Fund” and “The iShares® Silver Trust”) that would affect the trading price of the basket components (and therefore the price of the basket components at the time we price the PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning WTT, iShares, iShares Silver Trust or any of the basket components could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket components.

We and/or our affiliates may presently or from time to time engage in business with WTT, iShares or iShares Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to WTT, iShares or iShares Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the basket components.  The statements in the preceding two sentences are not intended to affect the rights of investors in the PLUS under the securities laws.  As a prospective purchaser of the PLUS, you should undertake an independent investigation of WTT, iShares and iShares Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the basket components.

“WisdomTree®” is a registered mark of WisdomTree Investments, Inc (“WTI”).  The WisdomTree India Earnings Index is the exclusive property of WisdomTree Investments, Inc., which has contracted with Standard & Poor’s Financial Services LLC (“S&P”) to maintain and calculate the WisdomTree India Earnings Index.  S&P shall have no liability for any errors or ommissions in calculating the WisdomTree India Earnings Index. iShares® is a registered trademark of BlackRock Institutional Trust Company (“BTC”).  The PLUS are not sponsored, endorsed, sold, or promoted by WTI or BTC.  WTI and BTC make no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS.  WTI and BTC have no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The WisdomTree India Earnings Index. The WisdomTree India Earnings Index measures the performance of companies incorporated and traded in India that are profitable and that are eligible to be purchased by foreign investors as of the index measurement date.  Companies are weighted in the WisdomTree India Earnings Index based on their earnings in their fiscal year prior to the index measurement date adjusted for a factor that takes into account shares available to foreign investors.  For these purposes, “earnings” are determined using a company’s reported net income.

The WisdomTree India Earnings Index consists of companies that: (i) are incorporated in India, (ii) are listed on a major stock exchange in India, (iii) have generated at least $5 million in earnings in their fiscal year prior to the index

August 2011	Page 19

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

measurement date, (iv) have a market capitalization of at least $200 million on the index measurement date, (v) have an average daily dollar trading volume of at least $200,000 for each of the six months prior to the index measurement date, (vi) have traded at least 250,000 shares per month for each of the six months prior to the index measurement date and (vii) have a price to earnings ratio (“P/E ratio”) of at least 2 as of the index measurement date. Companies are weighted in the Index based on earnings in their fiscal year prior to the index measurement date adjusted for a factor that takes into account shares available to foreign investors.  The inception date of the WisdomTree India Earnings Index was December 3, 2007.  As of July 29, 2011, there were 253 components in the index with a total index market capitalization of $1.16 trillion.  As of July 29, 2011, 61.04% of the weight of the index consisted of securities with market capitalizations of over $10 billion, 25.24% of the Index consisted of securities with market capitalizations of between $2 and $10 billion, and 13.73% of the Index consisted of companies with market capitalizations of less than $2 billion. Below is a breakdown of the top ten components of the index by weight, as of July 29, 2011.
Component	Weight
1. Reliance Industries Ltd	12.47%
2. Infosys Technology	6.08%
3. Bharti TeleVentures Ltd	4.60%
4. Oil & Natural Gas Corp Ltd	4.53%
5. Housing Development Finance	3.07%
6. ICICI Bank Ltd	2.73%
7. Tata Consultancy Services Ltd	2.66%
8. State Bank of India	2.29%
9. Indian Oil Corp Ltd	2.07%
10. (HDFCBANK)	1.92%

Below is a breakdown of the industry groups by weight, as of July 29, 2011.

Industry Group	Weight
1. Energy	21.46%
2. Banks	14.52%
3. Materials	12.33%
4. Software & Services	12.08%
5. Capital Goods	6.69%
6. Telecommunication Services	6.26%
7. Utilities	5.15%
8. Automobiles & Components	4.57%
9. Pharmaceuticals, Biotechnology & Life Sciences	3.50%
10. Diversified Financials	3.42%

The MSCI South Korea IndexSM. The MSCI South Korea IndexSM seeks to measure the performance of the South Korean equity market.  It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization.  Component companies are adjusted for available float and must meet objective criteria for inclusion in the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership.  MSCI Inc. reviews the index quarterly.  For more information about the MSCI South Korea IndexSM index construction, index maintenance and index calculation, see “Annex A—Underlying Indices and Underlying Index Publishers Information—MSCI Global Investable Market Indices Methodology” in the accompanying prospectus supplement for PLUS.

The MSCI Malaysia IndexSM. The MSCI Malaysia IndexSM seeks to measure the performance of the Malaysian equity market.  It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization.  Component companies are adjusted for available float and must meet objective criteria for inclusion in the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership.  MSCI Inc. reviews the index quarterly.  For more information about the MSCI Malaysia IndexSM index construction, index maintenance and index calculation, see “Annex A—Underlying Indices and Underlying Index Publishers Information—MSCI Global Investable Market Indices Methodology” in the accompanying prospectus supplement for PLUS.

August 2011	Page 20

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

The MSCI Mexico Investable Market IndexSM. The MSCI Mexico Investable Market IndexSM seeks to measure the performance of the Mexican equity market.  It is a capitalization-weighted index that aims to capture 99% of the (publicly available) total market capitalization.  Component companies are adjusted for available float and must meet objective criteria for inclusion in the index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership.  MSCI Inc. reviews the index quarterly.  For more information about the MSCI Mexico Investable Market IndexSM index construction, index maintenance and index calculation, see “Annex A—Underlying Indices and Underlying Index Publishers Information—MSCI Global Investable Market Indices Methodology” in the accompanying prospectus supplement for PLUS.

August 2011	Page 21

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

Historical Information

The following tables set forth the published high and low closing prices, as well as end-of-quarter closing prices, for the EPI Shares for each quarter in the period from February 22, 2008 (the inception date of the fund) through July 29, 2011, for each of the EWY Shares, the EWM Shares and the EWW Shares for each quarter in the period from January 1, 2006 through July 29, 2011, and for the SLV Shares for each quarter in the period from April 28, 2006 (the inception date of the fund) through July 29, 2011.  The related graphs set forth the daily closing prices for each of the basket components in the same periods, respectively.  The closing price of each of the basket components on July 29, 2011 was, (i) in the case of the EPI Shares, $23.34, (ii) in the case of the EWY Shares, $65.68, (iii) in the case of the EWM Shares, $15.07, (iv) in the case of the EWW Shares, $61.81, and (v) in the case of the SLV Shares, $38.85.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical prices of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the basket closing value on the valuation date.
WisdomTree India Earnings Fund (CUSIP 97717W422)	High ($)	Low ($)	Period End ($)
2008
First Quarter (beginning February 22, 2008)	26.16	21.20	22.82
Second Quarter	25.50	18.20	18.20
Third Quarter	21.40	14.91	15.99
Fourth Quarter	15.97	8.84	11.35
2009
First Quarter	12.12	8.95	10.94
Second Quarter	18.92	11.47	17.35
Third Quarter	21.03	15.85	21.03
Fourth Quarter	22.34	19.18	22.07
2010
First Quarter	23.44	20.23	23.33
Second Quarter	24.29	20.45	22.75
Third Quarter	26.57	22.66	26.37
Fourth Quarter	28.69	24.60	26.39
2011
First Quarter	26.68	21.94	24.80
Second Quarter	25.51	22.24	23.94
Third Quarter (through July 29, 2011)	24.38	23.26	23.34

WisdomTree India Earnings Fund Daily Closing Prices February 22, 2008 to July 29, 2011

August 2011	Page 22

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

iShares® MSCI South Korea Index Fund (CUSIP 464286772)	High ($)	Low ($)	Period End ($)
2006
First Quarter	48.21	43.35	46.65
Second Quarter	52.15	40.06	45.12
Third Quarter	47.50	42.10	46.25
Fourth Quarter	50.05	45.40	49.40
2007
First Quarter	51.69	46.45	50.57
Second Quarter	62.35	51.35	60.30
Third Quarter	69.40	56.28	68.06
Fourth Quarter	74.76	61.61	64.70
2008
First Quarter	63.37	49.78	55.79
Second Quarter	61.35	51.04	51.04
Third Quarter	51.38	37.20	39.73
Fourth Quarter	39.05	19.00	27.97
2009
First Quarter	30.45	20.02	28.46
Second Quarter	37.42	29.73	34.79
Third Quarter	47.58	34.70	47.38
Fourth Quarter	47.68	42.88	47.64
2010
First Quarter	50.42	43.90	50.00
Second Quarter	52.90	42.09	44.71
Third Quarter	53.49	44.25	53.49
Fourth Quarter	61.19	52.79	61.19
2011
First Quarter	64.35	56.61	64.35
Second Quarter	69.64	61.55	65.00
Third Quarter (through July 29, 2011)	67.94	64.50	65.68

iShares® MSCI South Korea Index Fund Daily Closing Prices January 1, 2006 to July 29, 2011

August 2011	Page 23

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

iShares® MSCI Malaysia Index Fund (CUSIP 464286830)	High ($)	Low ($)	Period End ($)
2006
First Quarter	7.51	6.83	7.47
Second Quarter	8.09	6.99	7.29
Third Quarter	7.89	7.13	7.66
Fourth Quarter	9.36	7.73	9.10
2007
First Quarter	10.99	9.00	10.83
Second Quarter	12.25	10.82	11.80
Third Quarter	12.21	10.22	11.89
Fourth Quarter	13.16	12.03	12.73
2008
First Quarter	14.01	10.57	11.85
Second Quarter	12.27	10.30	10.40
Third Quarter	10.34	8.04	8.66
Fourth Quarter	8.60	6.58	7.29
2009
First Quarter	7.65	6.63	6.99
Second Quarter	9.15	7.24	8.90
Third Quarter	10.39	8.68	10.14
Fourth Quarter	11.17	10.10	10.62
2010
First Quarter	11.68	10.22	11.68
Second Quarter	12.12	10.70	11.44
Third Quarter	13.80	11.50	13.74
Fourth Quarter	14.40	13.62	14.38
2011
First Quarter	14.91	13.86	14.79
Second Quarter	15.28	14.53	15.28
Third Quarter (through July 29, 2011)	15.46	14.85	15.07

iShares® MSCI Malaysia Index Fund Daily Closing Prices January 1, 2006 to July 29, 2011

August 2011	Page 24

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

iShares® MSCI Mexico Investable Market Index Fund (CUSIP 464286822)	High ($)	Low ($)	Period End ($)
2006
First Quarter	39.25	36.15	38.34
Second Quarter	43.78	31.49	37.15
Third Quarter	43.26	35.86	43.21
Fourth Quarter	51.25	42.26	51.25
2007
First Quarter	55.38	47.94	54.36
Second Quarter	64.33	55.34	61.65
Third Quarter	64.77	53.06	58.79
Fourth Quarter	63.70	52.98	56.00
2008
First Quarter	59.38	49.72	59.10
Second Quarter	62.98	56.22	56.94
Third Quarter	55.87	43.71	46.67
Fourth Quarter	46.62	24.70	32.27
2009
First Quarter	34.61	21.79	27.32
Second Quarter	37.86	27.99	36.86
Third Quarter	45.72	34.45	43.68
Fourth Quarter	50.65	42.25	48.87
2010
First Quarter	53.37	45.85	53.37
Second Quarter	55.49	46.03	47.89
Third Quarter	53.31	47.56	52.99
Fourth Quarter	61.92	53.90	61.92
2011
First Quarter	63.04	58.49	62.85
Second Quarter	64.31	59.22	62.56
Third Quarter (through July 29, 2011)	63.42	60.66	61.81

iShares® MSCI Mexico Investable Market Index Fund Daily Closing Prices January 1, 2006 to July 29, 2011

August 2011	Page 25

PLUS Based on a Hybrid Basket Consisting of Four Equity Exchange-Traded Funds and One
Commodity Equity Exchange-Traded Fund due August            , 2013
Performance Leveraged Upside SecuritiesSM

iShares® Silver Trust (CUSIP 46428Q109)	High ($)	Low ($)	Period End ($)
2006
Second Quarter (beginning April 28, 2006)	14.86	9.63	11.14
Third Quarter	12.99	10.60	11.45
Fourth Quarter	14.09	10.80	12.86
2007
First Quarter	14.70	12.18	13.35
Second Quarter	13.99	12.15	12.35
Third Quarter	13.66	11.51	13.66
Fourth Quarter	15.38	13.19	14.70
2008
First Quarter	20.62	15.05	17.04
Second Quarter	18.15	15.99	17.26
Third Quarter	18.94	10.32	11.85
Fourth Quarter	12.33	8.85	11.20
2009
First Quarter	14.34	10.45	12.79
Second Quarter	15.75	11.68	13.38
Third Quarter	17.14	12.50	16.38
Fourth Quarter	18.89	15.82	16.54
2010
First Quarter	18.45	14.75	17.14
Second Quarter	19.12	17.05	18.21
Third Quarter	21.40	17.16	21.31
Fourth Quarter	30.18	21.51	30.18
2011
First Quarter	36.77	26.23	36.77
Second Quarter	47.26	32.63	33.84
Third Quarter (through July 29, 2011)	39.89	33.00	38.85

iShares® Silver Trust Daily Closing Prices April 28, 2006 to July 29, 2011

August 2011	Page 26